A SPECIAL LETTER TO SHAREHOLDERS OF PUTNAM CORPORATE ASSET TRUST

(date)
Dear Shareholder:

You recently received a proxy statement requesting your vote on matters relating to Putnam Corporate Asset Trust. Our records show you have not yet voted. Your vote is very important. In the next several days, representatives of the fund will try to contact you by telephone to receive your voting instructions.

The fund is offering shareholders like yourself who have not yet voted the opportunity to use our vote-by-phone program, the procedures for which are described in the proxy statement. We have included another copy of the proxy ballot and business reply envelope for your convenience should you prefer to vote by mail.
In closing, we ask you to consider these proposals carefully. Your vote is important to us. Thank you.


Sincerely,


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                     VOTE BY PHONE CONFIRMATION LETTER
                                 (WRITTEN)

                          PROXY VOTE CONFIRMATION

(SHAREHOLDER NAME & ADDRESS)

(NAME OF FUND)
Meeting of Shareholders October 6, 1994
Account:
Shares:

          Vote Received: (List proposals voted as on proxy card)

                         (FOR) (AGAINST) (ABSTAIN)

Dear Shareholder:

In connection with the above referenced Meeting of Shareholders, this notice will confirm that your shares have been voted as indicated above in accordance with your telephone instructions. If any of the information is incorrect, please call 1-800-xxx-xxxx immediately, and in any event no later than 5:00 P.M. Eastern Daylight Time, on October 5, 1994.

Thank you for your cooperation.

Very truly yours,
(Solicitation Agent)

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